EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(a): AMENDMENT TO DECLARATION OF TRUST

LoCorr Investment Trust Amendment No. 5 to Agreement and Declaration of Trust dated
February 2015, is incorporated herein by reference to Exhibit 99.(A)(III) to Post-
Effective Amendment No. 20 to the Trust's registration statement on Form N-1A, filed on March 6, 2015, SEC Accession Number 0000894189-15-001204 (File No. 811-
22509).